Exhibit 99.1

______________________________________________________

Engility Reports Fourth Quarter and

Full Year 2017 Results; Establishes 2018 Guidance

•	Revenue of $465 million for the fourth quarter of 2017
•

Fourth quarter 2017 GAAP net loss attributable to Engility of $60 million, or $1.62 per diluted share, which includes $80 million, or $2.16 per adjusted diluted share, of non-cash expenses related to tax reform and goodwill impairment, and other non-core operating costs

•	EBITDA of $34 million, or 7.3% of revenue, and adjusted EBITDA of $44 million, or 9.4% of revenue, for the fourth quarter of 2017
•	Trailing twelve-month book-to-bill ratio of 1.0x

CHANTILLY, VA – March 1, 2018, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the fourth quarter and full year ended December 31, 2017.

CEO Commentary

“The financial results for 2017 are reflective of the significant progress that we have made against our key strategic initiatives of driving organic growth, attracting and retaining key talent and strengthening our balance sheet. We have streamlined our organizational structure, substantially augmented our leadership team, enhanced the focus of our business development and go-to-market strategies and effectively pursued new market opportunities while, simultaneously, generating strong cash flow and materially reducing our debt” said Lynn Dugle, Chairman, President and CEO of Engility.

She continued, “Our plan is to reduce the rate of revenue decline in 2018 and position the Company for positive organic growth in 2019. We have unique, innovative capabilities and the right team to execute our plan, which gives me great confidence in our ability to meet our goals.”

Fourth Quarter 2017 Results

Total revenue for the fourth quarter of 2017 was $465 million. GAAP operating income was $23 million and GAAP operating margin was 4.9%. GAAP net loss attributable to Engility was $60 million, or $1.62 per diluted share. Both GAAP operating income and net loss attributable to Engility include a non-cash goodwill impairment charge of $7 million and other non-core operating costs of $9 million. GAAP net loss attributable to Engility also includes $64 million of tax expenses, of which $60 million related to the re-measurement of the Company’s deferred tax assets resulting from the enactment of the Tax Cuts and Jobs Act (the “2017 Tax Act”). Cash taxes paid in the fourth quarter of 2017 were $0.1 million. These costs are outlined in the non-GAAP financial information provided in the tables included herein. EBITDA was $34 million and EBITDA margin was 7.3%. EBITDA also includes the goodwill impairment charge and $3 million of the other non-core operating costs mentioned above.

Adjusted operating income was $39 million and adjusted operating margin was 8.4%. Adjusted EBITDA was $44 million and adjusted EBITDA margin was 9.4%.

Fiscal Year 2017 Results

Total revenue for fiscal year 2017 was $1.93 billion. GAAP operating income was $127 million and GAAP operating margin was 6.6%. GAAP net loss attributable to Engility was $35 million, or $0.96 per diluted share. Both GAAP operating income and net loss attributable to Engility include a non-cash goodwill impairment charge of $7 million and other non-core operating costs of $34 million. GAAP net loss attributable to Engility also includes $80 million of tax expenses, of which $60 million related to the re-measurement of the Company’s deferred tax assets resulting from the 2017 Tax Act. Cash taxes paid in fiscal year 2017 were $0.6 million. EBITDA was $171 million and EBITDA margin was 8.9%. EBITDA also includes the goodwill impairment charge and $6 million of the other non-core operating costs mentioned above.

Adjusted operating income for fiscal year 2017 was $165 million and adjusted operating margin was 8.6%. Adjusted EBITDA was $184 million and adjusted EBITDA margin was 9.5%.

Information about the Company's use of non-GAAP financial information for the fourth quarter and for fiscal year 2017 is provided below under “Non-GAAP Measures.”

Key Performance Indicators

•	Book-to-bill ratio for the fourth quarter of 2017 was 0.4x on net bookings of $179 million. Trailing twelve-month book-to-bill ratio was 1.0x on net bookings of $1.93 billion.
•

Total backlog at the end of the fourth quarter of 2017 was $3.4 billion, compared to $3.4 billion at the end of the fourth quarter of 2016, which excludes IRG’s total backlog from Q4 2016. IRG was divested on January 6, 2017.

•	Days sales outstanding, net of advanced payments, was 58 days at the end of the fourth quarter of 2017, compared to 56 days at the end of the fourth quarter of 2016.
•	Cash flow from operating activities for fiscal year 2017 was $98 million, compared to $94 million for fiscal year 2016.
•	During the fourth quarter of 2017, the company made total debt payments of $24 million. Total debt payments for fiscal year 2017 were $110 million.

Recent Developments

•	Engility’s Board of Directors unanimously elected Lynn Dugle as Chairman of the Board. Dugle will also continue to serve as Engility’s President and CEO.

Key Fourth Quarter 2017 Contract Awards

•

Awarded a position on the Alliant 2 government-wide acquisition contract with the General Services Administration to provide custom information technology services. Under this multi-award contract, which has a $50 billion ceiling value, Engility will support Federal IT systems and modernization efforts by providing key offerings such as systems engineering and integration, cyber, high performance computing and enterprise solutions.

•

Awarded a position on the Joint Program Executive Office for Chemical and Biological Defense Joint Enterprise Research Development Acquisition and Procurement Omnibus contract. This $8 billion multi-award Indefinite Delivery Indefinite Quantity vehicle allows the DOD to obtain research, design, and development services related to chemical, biological, radiological, nuclear, and high yield explosives defense systems and equipment.

Fiscal Year 2018 Guidance

The table below summarizes the company’s fiscal year 2018 guidance.

Fiscal Year 2018 Guidance
Revenue	$1.83 billion - $1.91 billion
GAAP Diluted EPS (1)	$0.81 - $0.91
EBITDA	$160 million - $170 million
Operating Cash Flow	$100 million - $110 million

(1)  2018 GAAP diluted EPS guidance includes approximately $25 million of amortization expense related to intangible assets acquired by the company. It also assumes diluted weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of approximately 25 percent.

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of TASC, Inc. and Dynamics Research Corporation, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, acquisition and restructuring-related expenses, legal and settlement costs, refinancing-related expenses, and the impact of certain tax related items. These items have been adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2018 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-

cash items included in net income, including taxes and timing of potential restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the company is unable to address the probable significance of the unavailable information.

Conference Call Information

Engility will host a conference call at 5:00 p.m. Eastern Time on March 1, 2018 (today), to discuss the financial results for its fourth quarter and full year 2017.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.engility.com. Listeners also may access a slide presentation on the website, which summarizes the company’s fourth quarter and full year 2017 results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 9488854.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 8, 2018 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 9488854.

About Engility

Engility (NYSE: EGL) is engineered to make a difference. Built on six decades of heritage, Engility is a leading provider of integrated solutions and services, supporting U.S. government customers in the defense, federal civilian, intelligence and space communities. Our innovative, highly technical solutions and engineering capabilities address diverse client missions. We draw upon our team’s intimate understanding of customer needs, deep domain expertise and technical skills to help solve our nation’s toughest challenges. Headquartered in Chantilly, Virginia, and with offices around the world, Engility’s array of specialized technical service offerings include high-performance computing, cybersecurity, enterprise modernization and systems engineering. To learn more about Engility, please visit www.engility.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses and business plans. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017, and more recent documents that have been filed with the Securities and Exchange Commission (SEC)

and are available on the investor relations section of Engility’s website (http://www.engility.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Scott Fazekas Engility Holdings, Inc. (703) 984-5068 Scott.Fazekas@engility.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engility.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$464,857	$506,412	$1,931,887	$2,076,423
Costs and expenses
Cost of revenue	400,126	436,018	1,655,729	1,777,844
Selling, general and administrative expenses	35,088	36,458	142,391	166,238
Goodwill impairment	7,083	9,875	7,083	9,875
Total costs and expenses	442,297	482,351	1,805,203	1,953,957
Operating income	22,560	24,061	126,684	122,466
Interest expense, net	17,527	21,827	76,716	131,185
Other expenses (income), net	15	(2)	227	80
Income (loss) before provision for income taxes	5,018	2,236	49,741	(8,799)
Provision (benefit) for income taxes	63,685	(5,100)	80,356	(2,730)
Net income (loss)	(58,667)	7,336	(30,615)	(6,069)
Less: Net income attributable to non-controlling interest	893	650	4,576	4,738
Net income (loss) attributable to Engility	$(59,560)	$6,686	$(35,191)	$(10,807)

Earnings (loss) per share attributable to Engility
Basic	$(1.62)	$0.18	$(0.96)	$(0.29)
Diluted	$(1.62)	$0.18	$(0.96)	$(0.29)

Weighted average number of shares outstanding
Basic	36,825	36,738	36,838	36,730
Diluted	36,825	37,687	36,838	36,730

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$41,890	$48,236
Receivables, net	331,094	334,248
Assets held for sale, current	—	20,242
Other current assets	19,681	30,404
Total current assets	392,665	433,130
Property, plant and equipment, net	44,006	46,547
Goodwill	1,071,371	1,078,454
Identifiable intangible assets, net	361,410	393,891
Deferred tax assets	150,535	232,283
Assets held for sale	—	11,962
Other assets	6,021	2,292
Total assets	$2,026,008	$2,198,559
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$26,947	$26,947
Accounts payable, trade	52,954	43,943
Accrued employment costs	77,545	98,860
Accrued expenses	74,856	76,870
Advance payments and billings in excess of costs incurred	30,380	33,259
Income tax liabilities	548	209
Liabilities held for sale, current	—	4,341
Other current liabilities	26,688	36,410
Total current liabilities	289,918	320,839
Long-term debt	938,687	1,039,993
Income tax liabilities	62,219	64,852
Liabilities held for sale	—	1,084
Other liabilities	59,079	66,986
Total liabilities	1,349,903	1,493,754
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of December 31, 2017 or 2016	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,822 and 36,776 shares issued and outstanding as of December 31, 2017 and 2016, respectively	368	368
Additional paid-in capital	1,244,940	1,237,826
Accumulated deficit	(576,019)	(541,702)
Accumulated other comprehensive loss	(3,805)	(4,865)
Non-controlling interest	10,621	13,178
Total equity	676,105	704,805
Total liabilities and equity	$2,026,008	$2,198,559

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2017	2016
Operating activities:
Net loss	$(30,615)	$(6,069)
Goodwill impairment charge	7,083	9,875
Share-based compensation	7,938	8,255
Depreciation and amortization	44,572	46,797
Loss on sale of business	1,062	—
Loss (gain) on sale of property, plant and equipment	(302)	1,078
Bad debt expense	—	744
Loss on extinguishment of debt	432	4,642
Amortization of bank debt fees	8,710	5,564
Deferred income taxes	82,813	1,256
Excess tax deduction on share-based compensation	(191)	—
Changes in operating assets and liabilities:
Receivables	3,142	31,882
Other assets	9,024	(986)
Accounts payable, trade	8,817	(9,673)
Accrued employment costs	(21,315)	17,149
Accrued expenses	(1,903)	1,805
Advance payments and billings in excess of costs incurred	(2,879)	(15,674)
Other liabilities	(18,715)	(2,240)
Net cash provided by operating activities	97,673	94,405
Investing activities:
Proceeds from sale of business, net of amount placed in escrow	22,349	—
Proceeds from sale of property, plant and equipment	2,902	—
Capital expenditures	(9,691)	(21,446)
Net cash provided by (used in) investing activities	15,560	(21,446)
Financing activities:
Gross borrowings from issuance of long-term debt	—	1,180,000
Repayment of long-term debt	(110,447)	(1,215,754)
Gross borrowings from revolving credit facility	318,500	137,000
Gross repayments of revolving credit facility	(318,500)	(137,000)
Debt issuance costs	—	(9,988)
Proceeds from share-based payment arrangements	—	214
Payment of employee withholding taxes on share-based compensation	(1,501)	(1,779)
Dividends paid	(407)	(1,709)
Distributions to non-controlling interest member	(7,133)	(3,865)
Net cash used in financing activities	(119,488)	(52,881)
Change in cash from assets held for sale	(91)	(1,864)
Net change in cash and cash equivalents	(6,346)	18,214
Cash and cash equivalents, beginning of period	48,236	30,022
Cash and cash equivalents, end of period	$41,890	$48,236

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(58,667)	$7,336	$(30,615)	$(6,069)
Provision (benefit) for income taxes (1)	63,685	(5,100)	80,356	(2,730)
Other expenses (income), net	15	(2)	227	80
Interest expense, net (2)	17,527	21,827	76,716	131,185
Operating income	22,560	24,061	126,684	122,466

Adjustments
Goodwill impairment charge	7,083	9,875	7,083	9,875
Acquisition and restructuring-related expenses, excluding amortization	1,798	1,485	5,404	9,112
Acquisition-related intangible amortization	6,335	6,334	25,338	28,287
Loss on sale of business and property, plant and equipment, net	1,066	—	760	—
Total adjustments	16,282	17,694	38,585	47,274
Adjusted operating income	$38,842	$41,755	$165,269	$169,740

Operating margin	4.9%	4.8%	6.6%	5.9%
Adjusted operating margin	8.4%	8.2%	8.6%	8.2%

(1)	Cash paid for income taxes for the three months ended December 31, 2017 and 2016 was $53 and $98, respectively, and for the year ended December 31, 2017 and 2016 was $592 and $1,071, respectively.

(2)

Interest expense, net, included refinancing-related expenses of $3,140 and $27,656 for the year ended December 31, 2017 and 2016, respectively.  No amounts were recorded in the three month periods ended December 31, 2017 or 2016.

Supplemental:

Adjusted diluted weighted average shares outstanding for the three months ended December 31, 2017 and 2016 was 37,412 and 37,687, respectively, and for the year ended December 31, 2017 and 2016 was 37,370 and 37,497, respectively.

For the three months ended December 31, 2017 and 2016, the impact to GAAP net income attributable to Engility from the GAAP tax provision and the adjustments noted in the above table was $80 million and $13 million, respectively. For the years ended December 31, 2017 and 2016, the impact to GAAP net income attributable to Engility from the GAAP tax provision and the adjustments noted in the above table was $119 million and $45 million, respectively. These results have not been adjusted for cash taxes paid or refinancing-related expenses as noted in footnote 1 and footnote 2, respectively.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(58,667)	$7,336	$(30,615)	$(6,069)

Interest, taxes, and depreciation and amortization
Interest expense	17,527	21,827	76,716	131,185
Provision (benefit) for income taxes	63,685	(5,100)	80,356	(2,730)
Depreciation and amortization	11,400	10,846	44,572	46,797
EBITDA	33,945	34,909	171,029	169,183

Adjustments to EBITDA
Goodwill impairment charge	7,083	9,875	7,083	9,875
Acquisition and restructuring-related expenses, excluding amortization	1,798	801	5,404	8,428
Loss on sale of business and property, plant and equipment, net	1,066	1,026	760	1,078
Adjusted EBITDA	$43,892	$46,611	$184,276	$188,564

EBITDA Margin	7.3%	6.9%	8.9%	8.1%
Adjusted EBITDA Margin	9.4%	9.2%	9.5%	9.1%